Exhibit 99.1

    GREAT WESTERN LAND AND RECREATION ELECTS DON DILLON TO BOARD OF DIRECTORS

    SCOTTSDALE, Ariz., Nov. 3 /PRNewswire-FirstCall/ -- Great Western Land & Recreation, Inc. (OTC Bulletin Board: GWES), a real estate developer and home builder with approximately 10,000 acres of urban and ranch land in various stages of development in the Southwest, today announced Mr. Don Dillon has been elected as the newest member of the Board of Directors.

    As founder and principal at CMX, an Arizona-based civil engineering and construction management firm Dillon, 57, brings over 17 years of construction and project management experience to Great Western. He plays an active role in the daily operation of CMX, providing oversight review of major design and construction projects. His corporate responsibilities include general management and business development. Dillon has served as project principal and manager for several multi-million projects including the $23 million professional baseball spring training facility for the San Diego Padres and Seattle Mariners in Peoria, Arizona and the $43 million new Central Library for the City of Phoenix.

    "We are very pleased to have Don join Great Western's Board of Directors," said Jay N. Torok, Chairman and Chief Executive Officer. "He brings a wealth of knowledge and experience in construction and project management to Great Western, which will be of great value to our company as we grow. Currently, Great Western has several major projects in Houston and a very large recreational community in Arizona that will require substantial engineering and sophisticated expertise. Don Dillon's experience and advice in these projects will be extremely valuable."

    Dillon holds a Bachelor of Science degree in mechanical engineering from the University of Arizona and a Master of Business Administration degree from California State University at Fullerton. He is also a licensed General Contractor in the State of Arizona.

    Great Western Land & Recreation, Inc. acquires, develops, markets, sells and finances single family, multi-family and recreational property in the southwestern United States. Great Western has recently completed several projects and is launching additional major residential and mixed-use developments in two of the nation's fastest growing major metropolitan areas:
Houston and Phoenix. Great Western's common stock is quoted on the Over-The-Counter Bulletin Board under ticker symbol GWES. Additional information is available at http://www.gwland.com or http://www.tirc.com/invest/Great_Western .

    This news release may contain certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as "may," "believes," "plans," "will," "anticipates," "estimates," "expects," or "intends" or by discussions of strategy, plans or intentions. All forward-looking statements in this news release, including statements regarding sales, new projects and financing of capital expenditures, are made based on the company's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions, competitive factors, real estate market conditions, changing demographic conditions, adverse weather conditions and natural disasters, delays in construction schedules, the availability of qualified third-party contractors, cost overruns, changes in government regulations or requirements, increases in real estate taxes and other local government fees, the company's ability to locate new projects and to finance the acquisition and development of these projects on acceptable terms, changes in interest rates, the unpredictability of the timing of real estate sales and the cost of land, materials and labor. Additional information is included in the company's filings with the Securities and Exchange Commission, and can be found at www.sec.gov/edgar. Great Western Land and Recreation assumes no obligation to update any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of this news release.

SOURCE  Great Western Land & Recreation, Inc.
    -0-                             11/03/2005
    /CONTACT: Jay N. Torok, Chairman and CEO of Great Western Land and Recreation, +1-480-949-6007; or Mike Arneth or Brien Gately, both of The Investor Relations Co., +1-847-296-4200/
    /Web site: http://www.gwland.com
               http://www.tirc.com/invest/Great_Western /

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